Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113632 on Form S-8 of our report dated April 17, 2006, appearing in this Annual Report on Form 10-K of Cherokee International Corporation for the year ended January 1, 2006.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 17, 2006